Exhibit 99.1

Direct Digital Holdings Reports
Second Quarter 2022 Financial Results

Second Quarter 2022 Revenue Up 90% Year-Over-Year to $21.3 Million

Second Quarter Net Income Up 58% Year-Over-Year to $2.6 Million, or $0.18 per Share

Company Raises Guidance to $70 Million-$75 Million for Full-Year 2022

Houston, August 11, 2022 /PRNewswire/ -- Direct Digital Holdings, Inc. (Nasdaq: DRCT) ("Direct Digital" or the “Company”), a leading advertising and marketing technology platform through its operating companies Colossus Media, LLC, (“Colossus Media”) Huddled Masses LLC (“Huddled Masses”) and Orange142, LLC (“Orange142”), today announced financial results for the second quarter ended June 30, 2022.

Mark Walker, Chairman and Chief Executive Officer of Direct Digital, commented, “We are pleased to report record revenue for the second quarter of 2022, demonstrating the strong growth driven by our business model. By focusing on expanding both of our impactful buy- and sell-side business segments, we have been able to expand our portfolio and client reach, delivering increased topline revenue, and consequently, overall growth in our adjusted EBITDA.”

Keith Smith, President of Direct Digital, added, “This quarter’s results are a testament to Direct Digital’s diverse and open digital marketplace business model. This, along with our supportive partner in Lafayette Square Loan Servicing, LLC, who has recently allowed us to extend our existing non-dilutive debt facility, has propelled the Company to exceptional results for the quarter, which we expect will provide us a strong remainder of the year. Consequently, Direct Digital will be raising guidance for full-year 2022.”

Second Quarter 2022 Financial Highlights:

•	Revenue increased to $21.3 million in the second quarter of 2022, an increase of $10.1 million, or up 90% over the $11.2 million in the same period of 2021.

o	Sell-side advertising segment, consisting of the Colossus Media business, grew to $11.9 million and contributed $9.8 million of the increase, or up 477% over the $2.1 million in the same period of 2021.

o	Buy-side advertising segment, consisting of the Huddled Masses and Orange142 businesses, grew to $9.3 million and contributed $0.2 million of the increase, or up 2% over the $9.1 million in the same period of 2021.

•	Operating income increased $0.6 million, up 22%, to $3.1 million for the second quarter of 2022, compared to income of $2.5 million in the same period of 2021. Operating income was impacted by approximately $0.7 million of public company related costs for the quarter.

•	Net income was $2.6 million in the second quarter of 2022, up 58%, compared to $1.7 million in the same period of 2021.

•	Adjusted EBITDA(1) increased 18% to $3.6 million in the second quarter 2022, compared to $3.0 million in the same period of 2021.

•	Net operating cash provided by operating activities for the six-months ended June 30, 2022 was $0.1 million, compared to a net operating cash of $2.6 million generated in the same period of 2021.

Business Highlights

•	For the second quarter ended June 30, 2022, Direct Digital processed approximately 98 billion monthly impressions through its sell-side advertising segment, an increase of 176% over the same period of 2021, with over 643 billion bid requests for the quarter.

•	In addition, the Company’s sell-side advertising platforms received over six billion bid responses, an increase of over 857% over the same period in 2021, through 88,000 buyers for the quarter.

•	The Company’s buy-side advertising segment served over 152 customers, an increase of 18% compared to the same period of 2021.

Financial Outlook

Direct Digital’s guidance assumes that the U.S. economy continues to recover, and there are no major COVID-19-related setbacks that may cause economic conditions to deteriorate or otherwise significantly reduce advertiser demand. Direct Digital plans to offer annual guidance and update it throughout the year. Accordingly, the Company estimates the following:

•	For fiscal year 2022, Direct Digital is raising expectations for guidance by approximately 40% to increase from a range of $48.0 million-$52.0 million to $70 million-$75 million, or up 113% year-over-year growth at the mid-point, while targeting an Adjusted EBITDA Margin in the double digits.

Conference Call and Webcast Details

Direct Digital will host a conference call on Thursday, August 11, 2022 at 5:00 p.m. Eastern Time to discuss the Company’s quarterly results. The live webcast and replay can be accessed at https://ir.directdigitalholdings.com/. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who cannot access the webcast, a replay will be available at https://ir.directdigitalholdings.com/ for a period of twelve months following the live webcast.

Footnote

(1) “Adjusted EBITDA” is a non-GAAP financial measure and Adjusted EBITDA Margin is an operating ratio derived from a non-GAAP financial measure. The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures and provides reconciliations between historical GAAP and non-GAAP information contained in this press release.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are subject to certain risks, trends and uncertainties.

As used below, “we,” “us,” and “our” refer to Direct Digital. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements.

All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Our forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements, including, but not limited to: our dependence on the overall demand for advertising, which could be influenced by economic downturns; any slow-down or unanticipated development in the market for programmatic advertising campaigns; the effects of health epidemics, such as the ongoing global COVID-19 pandemic; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’ or other partners’ computer systems; any unavailability or non-performance of the non-proprietary technology, software, products and services that we use; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and any perceived failure to comply with laws and industry self-regulation; restrictions on the use of third-party “cookies,” mobile device IDs or other tracking technologies, which could diminish our platform’s effectiveness; any inability to compete in our intensely competitive market; any significant fluctuations caused by our high customer concentration; any violation of legal and regulatory requirements or any misconduct by our employees, subcontractors, agents or business partners; any strain on our resources, diversion of our management’s attention or impact on our ability to attract and retain qualified board members as a result of being a public company; our dependence, as a holding, of receiving distributions from Direct Digital Holdings, LLC to pay our taxes, expenses and dividends; and other factors and assumptions discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and other sections of our filings with the SEC that we make from time to time. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this release to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

About Direct Digital Holdings

Direct Digital Holdings, Inc. (Nasdaq: DRCT), through its operating companies Colossus Media, LLC, Huddled Masses LLC and Orange142, LLC, brings state-of-the-art sell- and buy-side advertising platforms together under one umbrella company. Direct Digital Holdings’ sell-side platform, Colossus Media, LLC, offers advertisers of all sizes extensive reach within general market and multicultural media properties. The company’s subsidiaries Huddled Masses LLC and Orange142, LLC deliver significant ROI for middle market advertisers by providing data-optimized programmatic solutions at scale for businesses in sectors that range from energy to healthcare to travel to financial services. Direct Digital Holdings, Inc’s sell- and buy-side solutions manage approximately 88,000 clients monthly, generating over 98 billion impressions per month across display, CTV, in-app and other media channels. The company has been named a top minority-owned business by The Houston Business Journal.

CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,915,815	$4,684,431
Accounts receivable, net	14,843,049	7,871,181
Prepaid expenses and other current assets	794,092	1,225,447
Total current assets	20,552,956	13,781,059

Goodwill	6,519,636	6,519,636
Intangible assets, net	14,614,669	15,591,578
Deferred tax asset, net	3,195,034	—
Deferred financing costs, net	33,434	96,152
Operating lease right-of-use assets	885,458	—
Other long-term assets	56,605	11,508
Total assets	$45,857,792	$35,999,933

LIABILITIES AND STOCKHOLDERS’ / MEMBERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$10,161,370	$6,710,015
Accrued liabilities	6,656,478	1,044,907
Current portion of liability related to tax receivable agreement	183,260	—
Notes payable, current portion	550,000	550,000
Deferred revenues	442,982	1,348,093
Operating lease liabilities, current portion	96,621	—
Related party payables (Note 7)	-	70,801
Total current liabilities	18,090,711	9,723,816

Notes payable, net of short-term portion and deferred financing cost of $2,038,438 and $2,091,732, respectively	19,136,562	19,358,268
Mandatorily redeemable non-participating preferred units	—	6,455,562
Line of credit	400,000	400,000
Paycheck Protection Program loan	—	287,143
Economic Injury Disaster Loan	150,000	150,000
Liability related to tax receivable agreement, net of current portion	2,565,640	—
Operating lease liabilities, net of current portion	789,436	—
Total liabilities	41,132,349	36,374,789

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ / MEMBERS' EQUITY (DEFICIT)
Units, 1,000,000 units authorized at December 31, 2021; 34,182 units issued and outstanding as of December 31, 2021	—	4,294,241
Class A common stock, $0.001 par value per share, 160,000,000 shares authorized, 3,163,214 shares issued and outstanding as of June 30, 2022	3,163	—
Class B common stock, $0.001 par value per share, 20,000,000 shares authorized, 11,378,000 shares issued and outstanding as of June 30, 2022	11,378	—
Additional paid-in capital	7,747,250	—
Accumulated deficit	(3,036,348)	(4,669,097)
Total stockholders’ / members' equity (deficit)	4,725,443	(374,856)

Total liabilities and stockholders’ / members' equity (deficit)	$45,857,792	$35,999,933

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Buy-side advertising	$9,321,267	$9,113,304	$15,152,308	$13,941,352
Sell-side advertising	11,940,041	2,068,587	17,479,337	2,934,273
Total revenues	21,261,308	11,181,891	32,631,645	16,875,625

Cost of revenues
Buy-side advertising	3,154,471	3,351,655	5,223,817	5,306,295
Sell-side advertising	9,771,017	1,655,713	14,291,209	2,397,406
Total cost of revenues	12,925,488	5,007,368	19,515,026	7,703,701

Gross Profit	8,335,820	6,174,523	13,116,619	9,171,924

Operating expenses
Compensation, taxes and benefits	3,494,692	2,123,783	6,049,728	3,896,864
General and administrative	1,776,981	1,530,729	3,417,873	2,781,244
Total operating expenses	5,271,673	3,654,512	9,467,601	6,678,108

Income from operations	3,064,147	2,520,011	3,649,018	2,493,816

Other income (expense)
Other income	-	527	47,982	19,186
Forgiveness of Paycheck Protection Program loan	287,143	-	287,143	10,000
Gain from revaluation and settlement of seller notes and earnout liability	-	21,232	-	21,232
Loss on redemption of non-participating preferred units	-	-	(590,689)	-
Interest expense	(650,251)	(828,410)	(1,364,038)	(1,640,167)
Total other expense	(363,108)	(806,651)	(1,619,602)	(1,589,749)

Income before taxes	2,701,039	1,713,360	2,029,416	904,067
Tax expense	86,676	54,000	86,676	54,000
Net income	$2,614,363	$1,659,360	$1,942,740	$850,067

Net income per common share/unit:
Basic	$0.18	$48.54	$0.18	$24.87
Diluted	$0.18	$48.54	$0.18	$24.87

Weighted-average number of shares of common stock / units outstanding:
Basic	14,257,827	34,182	10,701,715	34,182
Diluted	14,257,827	34,182	10,701,715	34,182

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30,
	2022	2021
Cash Flows (Used In) Provided By Operating Activities:
Net income	$1,942,740	$850,067
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization of deferred financing costs	301,105	169,258
Amortization of intangible assets	976,909	976,909
Amortization of right-of-use assets	50,021	-
Stock based compensation	15,407	-
Forgiveness of Paycheck Protection Program loan	(287,143)	(10,000)
Paid-in-kind interest	-	192,367
Deferred income taxes	38,966	-
Gain from revaluation and settlement of earnout liability	-	(21,232)
Loss on redemption of non-participating preferred units	590,689	-
Bad debt expense	24,799	31,815
Changes in operating assets and liabilities:
Accounts receivable	(6,996,667)	(175,906)
Prepaid expenses and other assets	386,258	(91,541)
Accounts payable	3,406,355	438,105
Accrued liabilities	649,409	140,657
Deferred revenues	(905,111)	146,819
Operating lease liability	(49,422)	-
Related party payable	(70,801)	-
Net cash provided by operating activities	73,514	2,647,318

Cash Flows Provided By (Used In) Financing Activities:
Payments on term loan	(275,000)	(77,801)
Payment of deferred financing costs	(185,093)	-
Proceeds from Paycheck Protection Program loan	-	287,143
Proceeds from Issuance of Class A common shares, net of transaction costs	11,212,043	-
Redemption of common units	(3,237,838)	-
Redemption of non-participating preferred units	(7,046,251)	-
Payments on seller notes and earnouts payable	-	(309,491)
Distributions to members	(309,991)	(652,569)
Net cash provided by (used in) financing activities	157,870	(752,718)
Net increase in cash and cash equivalents	231,384	1,894,600
Cash and cash equivalents, beginning of the period	4,684,431	1,611,998
Cash and cash equivalents, end of the year	$4,915,815	$3,506,598

Supplemental Disclosure of Cash Flow Information:
Cash paid for taxes	$-	$54,000
Cash paid for interest	$1,058,548	$1,279,603
Non-cash Financing Activities:
Transaction costs related to issuances of Class A shares included in accounts payable and accrued liabilities	$1,045,000	$-
Common unit redemption balance included in accrued liabilities	$3,962,162	$-

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), including, in particular operating income, net cash provided by operating activities, and net income, we believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for acquisition transaction costs, forgiveness of Paycheck Protection Program loans, gain from revaluation and settlement of seller notes and earnout liability, loss on early extinguishment of debt, and loss on early redemption of non-participating preferred units (“Adjusted EBITDA”), a non-GAAP financial measure, as well as Adjusted EBITDA divided by total revenue, an operating ratio derived from non-GAAP financial measures (“Adjusted EBITDA Margin”), are useful in evaluating our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA and Adjusted EBITDA Margin is net income.

In addition to operating income and net income, we use these non-GAAP financial measures as measures of operational efficiency. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•	Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization, interest expense, provision for income taxes, and certain one-time items such as acquisition transaction costs and gains from settlements or loan forgiveness that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

•	Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and

•	Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. The following table presents a reconciliation of Adjusted EBITDA to net income for each of the periods presented (however, we are unable to provide a reconciliation of Adjusted EBITDA Margin, an operating ratio derived from a non-GAAP financial measure, for a number of reasons, including due to the unknown effect, timing and potential significance of certain income statement items):

NON-GAAP FINANCIAL MEASURES

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net Income	$2,614,363	$1,659,360	$1,942,740	$850,067
Add back (deduct):
Amortization of intangible assets	488,455	488,455	976,909	976,909
Interest expense	650,251	828,410	1,364,038	1,640,167
Tax expense	86,676	54,000	86,676	54,000
Forgiveness of Paycheck Protection Program loan	(287,143)	-	(287,143)	(10,000)
Gain on seller earnout revaluation	-	(21,232)	-	(21,232)
Loss on early redemption of non-participating preferred units	-	-	590,689	-
Adjusted EBITDA	$3,552,602	$3,008,993	$4,673,909	$3,489,911

Contacts:

Investors:

Brett Milotte, ICR

Brett.Milotte@icrinc.com